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                                                                    Exhibit 10.1

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT


                  This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this 14th day of May, 1997 by and between LASERMASTER CORPORATION, a Minnesota corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation as Agent and Lender ("Agent"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

                  WHEREAS, Borrower and Agent have entered into that certain Credit Agreement, dated as of January 17, 1996, as amended by that certain First Amendment to Credit Agreement, dated as of May 15, 1996 (as further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, Borrower and Agent wish to enter into certain amendments to the Credit Agreement, all as more fully set forth herein;

                  NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the parties hereto agree as follows:

                  SECTION 1.   Amendments to the Credit Agreement and Schedule

                  Schedule H to the Credit Agreement is amended as follows:

                  (i) clause (c) is amended and restated to read in its entirety as follows:

                           (c) Minimum Net Worth. Borrower and it Subsidiaries
                  (other than LaserMaster Europe) on a consolidated basis shall maintain from March 31, 1997 through June 30, 1997 Net Worth equal to or greater than $1,930,000, and a Net Worth equal to greater than $2,500,000 at all times thereafter.

                  (ii) clause (d) is amended and restated as to read in its entirety as follows:

                           (d) Minimum Debt Service Coverage Ratio. Borrower and
                  its Subsidiaries (other than LaserMaster Europe) on a consolidated basis shall have at the end of each Fiscal Month, a Debt Service Coverage Ratio for the 12-month period then ended (or for the Fiscal Months ending on or before June 30, 1997, the period of July 1, 1996 to such date) of not less than .23 to 1.0 with respect to the Fiscal Months ending March 31, 1997, April 30, 1997 and May 31, 1997 and not less than
                  1.0 to 1.0 with respect to each Fiscal Month ending
                  thereafter.
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         SECTION 2.        Representations and Warranties.

         2.1 Borrower. Borrower represents and warrants that:

                  (a) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                  (b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

                  (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or
(iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party to by which Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and

                  (d) no Default or Event of Default will exist or result after giving effect hereto.

         SECTION 3.        Reference to and Effect Upon the Credit Agreement

                  (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

         SECTION 4. Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.
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         SECTION 5.   GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

         SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

         SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.


                            [signature pages follow]
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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                            LASERMASTER CORPORATION

                                            By:__________________________

                                            Title:_______________________

Revolving Credit Loan                       GENERAL ELECTRIC CAPITAL CORPORATION
Commitment:  $10,000,000                            as Agent

                                            By:__________________________

                                            Title:_______________________